Exhibit 10.7
CONCENTRA, INC.
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

    This FIRST AMENDMENT (“Amendment”) hereby amends that certain EMPLOYMENT AGREEMENT, entered into as of June 25, 2015 (the “Prior Agreement”), by and between Concentra, Inc. (the “Company”) and Keith Newton (the “Executive”).

WHEREAS, Company’s parent, Concentra Group Holdings Parent, Inc. (“Parent”), was formerly a wholly owned subsidiary of Select Medical Corporation (“Select”);

WHEREAS, Parent completed an initial public offering of its common stock on July 26, 2024 and, on November 25, 2024, Select distributed its remaining shares of common stock of Parent to its stockholders, thereby completing the spin-off of Parent and the Company from Select; and

WHEREAS, the Company and the Executive desire to amend certain terms of the Prior Agreement and to incorporate additional terms as provided herein.

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promise set forth in this Amendment, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Executive (intending to be legally bound) hereby agree as follows:

1.Section 1 of the Prior Agreement is hereby replaced in its entirety with the following:
“1.    Adoption of Agreement by Parent. This Agreement and all rights and obligations hereunder is hereby adopted and assumed by Parent, in addition to the Company, but without any duplication of payments and/or benefits to Executive, and accordingly, Parent hereby, in addition to the Company, but without any duplication of payments and/or benefits to Executive, shall honor any and all of such rights and obligations and shall be an express party to this Agreement. In connection with the foregoing, references in the Agreement to the “Company” in the capacity as an employer shall be deemed to be references to Parent as the context may require. Notwithstanding the foregoing, the Company will continue to be a party to this Agreement and will be jointly and severally liable for all obligations hereunder with Parent.”
2.Section 3(a) of the Prior Agreement is hereby replaced in its entirety with the following:
“(a)    During the term hereof, the Executive shall serve as the Chief Executive Officer of Parent and as a member of the Board of Directors of Parent (the “Board”); provided, however, that if the Executive’s employment with Parent terminates for any reason, then concurrently with such termination, the Executive will resign from the Board unless otherwise agreed in writing by the Board and the Executive. In addition, and without further compensation, the Executive shall serve as a director and/or officer of one or more of Parent’s subsidiaries if so elected or appointed from time to time.”

3.Section 5(e)(v) of the Prior Agreement is hereby replaced in its entirety with the following:
“(v) a Change in Control.”
4.Section 5(e)(vi) of the Prior Agreement is hereby deleted in its entirety.
5.Section 5(g)(ii) of the Prior Agreement is hereby replaced in its entirety with the following:
“(ii)    For purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” for purposes of Section 409A, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i).”
6.Section 13(b) of the Prior Agreement is hereby replaced in its entirety with the following:
    “(b) “Change in Control” shall have the meaning ascribed to such term under the Concentra Group Holdings Parent, Inc. 2024 Equity Incentive Plan, as may be amended or amended and restated from time to time.”
7.Section 13(d) of the Prior Agreement is hereby replaced in its entirety with the following:
“(d) [Reserved.]”
8.Section 13(f) of the Prior Agreement is hereby replaced in its entirety with the following:
“(f) “Person” means a natural person, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than Parent or any of its affiliates.”
9.Section 13(g) of the Prior Agreement is hereby replaced in its entirety with the following:
“(g) [Reserved.]”
10.New Section 26 is hereby added to the Prior Agreement as follows:

“26.    Clawback. The Executive acknowledges and agrees that the Executive is and will be subject to the compensation recovery policy for incentive-based compensation that was adopted by the Board of Directors of Parent, as may be amended from time to time, and any other compensation recovery policies that Parent or the Company may adopt from time to time. For the avoidance of doubt, no recovery under any such compensation recovery policy will be an event giving rise to a right of the Executive to resign for Good Reason.”

11.New Section 27 is hereby added to the Prior Agreement as follows:

“27.    Trade Secrets; Whistleblowing. Notwithstanding anything to the contrary in this Agreement or otherwise, the Executive understands and acknowledges that the Company has informed the Executive that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for (i) the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Additionally, notwithstanding anything to the contrary in this Agreement or otherwise, the Executive understands and acknowledges that the Company has informed the Executive that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to a court order. Nothing in this Agreement or any other agreement between the Executive and the Company shall be interpreted to limit or interfere with the Executive’s right to report good faith suspected violations of law to applicable government agencies, including the Equal Employment Opportunity Commission, National Labor Relation Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other applicable federal, state or local governmental agency, in accordance with the provisions of any “whistleblower” or similar provisions of local, state or federal law. The Executive may report such suspected violations of law, even if such action would require the Executive to share the Company’s proprietary information or trade secrets with the government agency, provided that any such information is protected to the maximum extent permissible and any such information constituting trade secrets is filed only under seal in connection with any court proceeding. Lastly, nothing in this Agreement or any other agreement between the Executive and the Company will be interpreted to prohibit the Executive from collecting any financial incentives in connection with making such reports or require the Executive to notify or obtain approval by the Company prior to making such reports to a government agency.”

12.Except as hereby amended or modified herein, the terms and conditions of the Prior Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, this 27th day of February, 2025.

Company:

CONCENTRA, INC.

By: /s/ Timothy Ryan______________________
Print Name: Timothy Ryan___________________
Print Title: Secretary___________________________

CONCENTRA GROUP HOLDINGS PARENT, INC.

By: /s/ Timothy Ryan______________________
Print Name: Timothy Ryan___________________
Print Title: Executive Vice President and Secretary__

AGREED AND ACCEPTED:

Executive: /s/ Keith Newton______________________ Name: Keith Newton

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